Exhibit 10.10

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (as the same has been or may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of January 5, 2022 by and among NEXTERA ENERGY MARKETING, LLC, a Delware limited liability company (“Nextera”, and together with each other Person that becomes a Swap Counterparty pursuant to a Joinder Supplement, collectively, the “Swap Counterparties”, and each, a “Swap Counterparty”), U.S. ENERGY CORP., a Wyoming corporation (the “Borrower”), and FIRSTBANK SOUTHWEST (“FBSW”), with FBSW acting: (i) as the Administrative Agent for the Lenders and certain other secured parties from time to time under the Credit Agreement (defined below), and (ii) as the Collateral Agent (defined below) for the benefit of the Creditors hereunder. Definitions for other terms related to this Agreement are set forth following the recitals found below.

RECITALS:

A. The Administrative Agent, Issuing Bank and the Lenders (together with any Secured Cash Management Providers, collectively, the “Bank Group”) and Borrower are parties to that certain Credit Agreement dated as of January 5, 2022 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”).

B. References in this Agreement to the Administrative Agent are to FBSW in its capacity as contractual representative of the Bank Group. References in this Agreement to the Collateral Agent are to FBSW in its capacity as the contractual representative holding and enforcing certain Liens granted under the Security Instruments (as hereinafter defined), for the benefit of the Creditors.

C. Borrower has entered into or will enter into with Nextera, that certain ISDA Master Agreement dated on or about the date hereof (together with the Schedule and annexes thereto, the “Nextera ISDA Agreement” and together with each other ISDA Master Agreement between a Loan Party and any other Swap Counterparty, together with the Schedule and annexes thereto, collectively, the “Swap Counterparty Master Agreements”) and has entered into or will enter into one or more transactions thereunder;

D. To secure the Total Obligations of Borrower to the Creditors, Borrower and its Subsidiaries have executed the Security Instruments pursuant to the Credit Agreement.

E. FBSW, acting as Administrative Agent and as Collateral Agent, the Swap Counterparties and the Borrower desire to enter into this Agreement in order to (i) establish the relative priorities with respect to payment of the Loan Obligations and the Swap Obligations, and (ii) confirm the Creditors’ appointment of FBSW, and FBSW’s agreement to serve, as Collateral Agent for the benefit of the Creditors and for the purposes of holding and enforcing those Liens granted under the Security Instruments.

In consideration of the recitals and the covenants and promises of this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, FBSW, Administrative Agent, the Collateral Agent, the Swap Counterparties and the Borrower agree as follows:

ARTICLE I
definitions

Section 1.01. Credit Agreement Definitions. Each term defined in the Credit Agreement shall have the same meaning when used herein unless otherwise defined herein or the context otherwise requires.

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Section 1.02. Other Definitions. As used in this Agreement, the terms defined above shall have the meanings assigned to those terms above, and the following terms shall have the meanings assigned as follows:

“Acceptable Swap Agreements” means transactions not prohibited by Section 9.17 of the Credit Agreement.

“Approved Swap Counterparty” means an “Approved Counterparty,” as such term is defined in the Credit Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Dallas, Texas are authorized or required by law to remain closed.

“Collateral” means, collectively, all Oil and Gas Properties and rights of the Loan Parties therein that have been subjected to the Lien created by the Security Instruments.

“Collateral Agent” has the meaning assigned to such term in Section 3.01.

“Collateral Value” means, with respect to any Oil and Gas Property, the positive dollar amount which such Oil and Gas Property contributed to the most recently determined Borrowing Base.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute and any regulations promulgated thereunder.

“Credit Agreement Modifications” has the meaning given such term in Section 2.03(f).

“Creditors” means the Bank Group and the Swap Counterparties, collectively, and “Creditor” means any of them.

“Debtor Relief Law” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Deeds of Trust” means, collectively, (i) the mortgages, deeds of trust and acts of mortgage executed by the applicable Loan Parties as of January 5, 2022 to secure, Ratably, the Loan Obligations and the Swap Obligations, including, as the context requires, amendments and supplements to and restatements of such mortgages, deeds of trust and acts of mortgage, and (ii) any additional mortgages, deeds of trust and acts of mortgage that Borrower and/or any other Loan Party executes subsequent to the execution of this Agreement in order to add Oil and Gas Properties to the Collateral.

“DF Swap Obligation” means, with respect to Borrower or any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“ECP” means an “eligible contract participant,” as such term is defined from time to time in the Commodity Exchange Act.

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“Excluded Swap Obligation” means, with respect to Borrower or any Guarantor, (a) any DF Swap Obligation that is illegal because Borrower was not an ECP at the time of such entry, and (b) any DF Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by Borrower or such Guarantor of a security interest to secure, such DF Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act by virtue of such Guarantor’s or Borrower’s failure for any reason to constitute an ECP at the time the guarantee of such Guarantor or the grant of such security interest by such Guarantor or Borrower becomes effective with respect to such DF Swap Obligation. If a DF Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such DF Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and all products refined or separated therefrom.

“Joinder Supplement” means a supplement to this Agreement in substantially the form of Exhibit A, pursuant to which an Approved Swap Counterparty becomes a Swap Counterparty under this Agreement.

“Lien” means, as to any property of any Person, (a) any mortgage, deed of trust, lien, pledge, hypothecation, or security interest in, on or of such property, or any other charge or encumbrance on any such asset to secure debt or liabilities, but excluding any right to netting or setoff, (b) the interest of a vendor under any conditional sale agreement or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities and (d) the signing or filing of a financing statement which names the Person as debtor, or the signing of any security agreement authorizing any other Person as the secured party thereunder to file any financing statement which names such Person as debtor.

“Loan Obligations” means the “Secured Obligations” as defined in the Credit Agreement, whether now existing or hereafter incurred, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, now or hereafter existing, due or to become due, whether evidenced in writing or not, together with all costs, expenses, and attorneys’ fees incurred in the enforcement or collection thereof, and including interest thereon after the commencement of any proceedings under any Debtor Relief Laws; provided, however, that for purposes of the definition of “Ratable” and “Ratably” and for purposes of Section 4.02(b), “Loan Obligations” means the Loan Obligations then due and owing or then outstanding.

“Notice of Default” refers to a notice given by Administrative Agent to Borrower or Swap Counterparties described in clause (b) of the definition of Triggering Event.

“Permitted Liens” means Liens permitted under Section 9.03 of the Credit Agreement.

“Principal Agreements” means the Loan Documents and the Swap Documents, collectively.

“Proceeds” means any and all proceeds from any sale, exchange, destruction, condemnation, foreclosure, liquidation under any Debtor Relief Law or other disposition of any of the Collateral (each, a “Disposition”); provided, however, prior to the occurrence of a Triggering Event, such term will not include (i) sales of any Hydrocarbons produced from or attributable to the Collateral in the ordinary course of the Loan Parties’ business or (ii) Dispositions made with each Creditor’s written consent unless a Creditor’s consent is conditioned by a requirement that the proceeds thereof continue to be held as Collateral.

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“Ratably” or “Ratable” means, with respect to any amount to be allocated among Bank Group and each of the Swap Counterparties, the allocation of a portion of such amount to (a) Bank Group such that the ratio of the amount allocated to Bank Group bears to the total amount to be so allocated equals the ratio of the Loan Obligations to the Total Obligations, (b) Nextera such that the ratio of the amount allocated to Nextera bears to the total amount to be so allocated equals the ratio of the Swap Obligations owing to Nextera to the Total Obligations, and (c) any other Swap Counterparty such that the ratio that the amount allocated to such Swap Counterparty bears to the total amount to be so allocated equals the ratio of the Swap Obligations owing to such Swap Counterparty to the Total Obligations.

“Security Instruments” means the Deeds of Trust.

“Swap Documents” means the Swap Counterparty Master Agreements, including each confirmation now or hereafter entered into thereunder for Acceptable Swap Agreements.

“Swap Obligations” means all obligations of the Borrower or any other Loan Party to the Swap Counterparties under the Swap Documents for Acceptable Swap Agreements, following the netting of such Swap Agreements, whether now existing or hereafter incurred, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, now or hereafter existing, due or to become due, whether evidenced in writing or not, together with all costs, expenses, and attorneys’ fees incurred in the enforcement or collection thereof, and including interest thereon after the commencement of any proceedings under any Debtor Relief Laws, in each case, other than Excluded Swap Obligations; provided, however, that (i) if the Administrative Agent notifies Borrower and any Swap Counterparty pursuant to Section 2.01(c) that such Swap Counterparty’s status as an Approved Swap Counterparty has been revoked, any Swap Agreements entered into thereafter between Borrower (or a Subsidiary) and such Swap Counterparty and any interest, costs or expenses associated with such new Swap Agreements shall be excluded from the scope of “Swap Obligations,” and (ii) for purposes of the definition of “Ratable” and “Ratably” and for purposes of Section 4.02(b), “Swap Obligations”, for any Swap Counterparty, means the Swap Obligations then due and owing to that Swap Counterparty.

“Total Obligations” means, as of the date of determination, an amount equal to the Loan Obligations plus the Swap Obligations.

“Triggering Event” shall mean either of the following:

(a) Collateral Agent shall have received from a Swap Counterparty written notice that (i) either an event of default or a termination event has occurred and is continuing under one or more of the Swap Documents of such Swap Counterparty, (ii) an early termination date has been designated as a result thereof, (iii) specifies the sum of all unpaid amounts and settlement payments then due to such Swap Counterparty as the result of the designation of such early termination date and the amount of interest and other amounts then due and payable by Borrower in respect thereof, and (iv) the amount set forth in clause (iii) preceding has not been paid in full or discharged to the satisfaction of such Swap Counterparty; or

(b) the Swap Counterparties or Borrower shall have received from Administrative Agent written notice that (i)(x) an Event of Default (as defined in the Credit Agreement) has occurred and is continuing and (y) the unpaid principal amount of the Notes under the Credit Agreement has been declared to be then due and payable, or (ii)(x) an “event of default” or similar event has occurred under any promissory note or related agreements governing any other indebtedness of Borrower to the Lenders and is continuing and (y) the principal of such other indebtedness has been declared to be then due and payable.

Borrower acknowledges that any Triggering Event will constitute an Event of Default under the Credit Agreement and an event of default under the Swap Counterparty Master Agreements.

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Section 1.03. Headings. Article and section headings of this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

Section 1.04. Joint Preparation; Construction of Indemnities and Releases. This Agreement, the Loan Documents and the Swap Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel, and no rule of construction shall apply hereto or thereto which would require or allow this Agreement, any Loan Document or any Swap Document to be construed against any party because of its role in drafting such document.

Section 1.05. Terms Generally. References in this Agreement to Exhibits, Schedules, Annexes, Appendixes, Attachments, Articles, Sections, Recitals or clauses shall be to exhibits, schedules, annexes, appendixes, attachments, articles, sections, recitals or clauses of this Agreement, unless expressly stated to the contrary. References in this Agreement to “hereby,” “herein,” “hereinafter,” “hereinabove,” “hereinbelow,” “hereof,” “hereunder” and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Schedule, Annex, Appendix, Attachment, Article, or Section in which such reference appears unless specifically stated otherwise. Exhibits and Schedules to any Loan Document shall be deemed incorporated by reference in such Loan Document. References to any document, instrument, or agreement (a) shall include all exhibits, schedules, and other attachments thereto, (b) shall include all documents, instruments, or agreements issued or executed in replacement thereof. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections. The phrases “this Section” and “this clause” and similar phrases refer only to the sections or clauses hereof in which such phrases occur. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative; the word “or” is not exclusive; the word “including” (in its various forms) shall mean “including, without limitation”; in the computation of periods of time, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”; and all references to money refer to the legal currency of the United States of America. The Exhibits, Schedules, Annexes, Appendixes and Attachments attached to this Agreement and items referenced as being attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes and (c) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, real property, securities, accounts and general intangibles.

ARTICLE II
nature of obligations and liens

Section 2.01. Obligations and Liens Pari Passu.

(a) Subject to the other terms and conditions of this Agreement, the Loan Obligations shall be pari passu with the Swap Obligations, and the Loan Obligations and the Swap Obligations shall be secured, Ratably, by the Liens granted to or for the benefit of Collateral Agent under the Security Instruments. Substantially contemporaneously with the execution of this Agreement, Borrower or the other applicable Loan Parties shall execute Security Instruments causing the Liens granted under such instruments to be in favor of Collateral Agent for the benefit of the Creditors, to secure, Ratably, the Loan Obligations and the Swap Obligations. Each Swap Counterparty acknowledges and agrees that such instruments being executed by Borrower or the other applicable Loan Parties contemporaneously with the execution of this Agreement shall be in all substantive respects in the form approved by the Swap Counterparties.

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(b) The Liens under the Security Instruments shall be Permitted Liens.

(c) Bank Group consents to the Borrower’s or any other Loan Party’s entering into Swap Agreements with the Swap Counterparties, subject, however, to the limitations set forth herein or in the Credit Agreement. The Administrative Agent agrees and consents to each Swap Counterparty being an Approved Swap Counterparty with respect to Swap Agreements; provided, however, that the Administrative Agent may, by giving written notice to the Borrower and to any Swap Counterparty, elect to revoke such Swap Counterparty’s status as an Approved Swap Counterparty for purposes of any Swap Agreements entered into beginning on the Business Day following the Borrower’s and such Swap Counterparty’s receipt (or deemed receipt pursuant to Section 5.08) of such notice.

(d) Without the prior written consent of the Administrative Agent, the Borrower or the applicable Loan Party and the Swap Counterparties shall not amend, supplement, delete or otherwise modify the Swap Counterparty Master Agreements or any provision thereof from the form presented to the Administrative Agent for its review prior to execution of this Agreement:

(i) if such action would result in a violation, or the creation of an obligation on the part of the Borrower or the applicable Loan Party to violate, the limitations on credit support set forth in Section 2.02 hereof;

(ii) such that the Threshold Amount (as defined in the applicable Swap Counterparty Master Agreement) that is applicable to the Borrower or the applicable Loan Party would be anything other than a fixed dollar amount equal to or greater than $500,000; or

(iii) in a manner that changes or expands the events that constitute Events of Default or Additional Termination Events (each as defined in the applicable Swap Counterparty Master Agreement) or otherwise has the effect of causing an event to have consequences similar to an Event of Default or Additional Termination Event under such Swap Counterparty Master Agreement.

Notwithstanding clauses (i) through (iii) preceding, if (1) a Swap Counterparty notifies the Administrative Agent that it and the Borrower or the applicable Loan Party propose an amendment, supplement, deletion or modification to its applicable Swap Counterparty Master Agreement mandated by the regulatory requirements imposed by the U.S. Commodity Futures Trading Commission under the Dodd-Frank Wall Street Reform and Consumer Protection Act and (2) the Borrower’s or the applicable Loan Party’s request for the Administrative Agent’s consent to the proposed amendment, supplement, deletion or modification is accompanied by a legal opinion of counsel reasonably satisfactory to the Administrative Agent confirming to the Administrative Agent that such amendment, supplement, deletion or modification is legally required, then the Administrative Agent will not unreasonably withhold or delay its consent to any such amendment, supplement, deletion or modification.

(e) The amounts payable by the Borrower or the applicable Loan Party to each Creditor at any time under any of the Principal Agreements to which such Creditor is a party shall be separate and independent debts, and each Creditor shall be entitled to enforce any right arising out of the applicable Principal Agreement to which it is a party, subject to the terms thereof and of this Agreement; provided, however, that nothing in this Agreement shall be construed to impair the right of any Swap Counterparty to exercise its rights as an unsecured creditor in accordance with the terms of any Swap Document and applicable law.

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(f) Each Creditor hereby agrees that no Creditor shall have any right individually to realize upon any Liens granted under the Security Instruments, it being understood and agreed that such rights may be exercised only by Collateral Agent or the trustee under the Security Instruments for the Ratable benefit of the Creditors.

(g) Each Swap Agreement that satisfies the criteria and limitations set forth in the Credit Agreement at the time such Swap Agreement is entered into shall be deemed to be acceptable under this Agreement and under the Credit Agreement. Any such transaction that does not comply with such limitations will not be secured by the Collateral, unless the Administrative Agent consents in writing to any such Swap Agreement being secured by the Collateral.

(h) Each Creditor hereby agrees that it shall not (and hereby waives any right to) contest, or support any other Person in contesting, in any proceedings (including any insolvency or liquidation proceedings), the priority, validity or enforceability of a Lien held by or on behalf of the Collateral Agent in any Collateral; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Collateral Agent or any Creditor to enforce this Agreement as provided herein.

Section 2.02. Limitations on Separate Credit Support. Each Swap Counterparty agrees that, without the prior written consent of the Administrative Agent, such Swap Counterparty will not seek or accept credit support for any Swap Obligation or any other Swap Agreement between the Borrower or any of its Subsidiaries and such Swap Counterparty, including without limitation letters of credit, guarantees from any owner of Borrower or any other Person, or Liens on any Property of the Borrower or any of its Subsidiaries, other than the rights of such Swap Counterparty under the Security Instruments until after the full and indefeasible payment and cancellation of the Loan Obligations.

Section 2.03. Release of Collateral; Authorization; Amendments to Loan Documents; Notice of Releases.

(a) Subject to the terms hereof, Collateral Agent may permit the Borrower and its Subsidiaries to remain in possession and control of the Collateral, to operate the Collateral, and to collect, invest and dispose of any income thereon or therefrom.

(b) Collateral Agent shall have the right from time to time to release Collateral from the Liens created by the Security Instruments, provided that the written consent of each Swap Counterparty shall be required for any release of Collateral during any period between successive scheduled redeterminations of the Borrowing Base if the aggregate Collateral Value of Collateral released during such period is in excess of 10% of the aggregate Collateral Value of the Oil and Gas Properties of the Borrower and its Subsidiaries included in the determination of the Borrowing Base as of the beginning of such period. Collateral Agent shall not release any Collateral from the Liens created by the Security Instruments (i) if, at the time of such release, Collateral Agent is aware of the occurrence and continuance of an Event of Default under the Credit Agreement or any Swap Counterparty has notified Collateral Agent that an event of default or termination event has occurred and is continuing under its applicable Swap Counterparty Master Agreement or (ii) if, at the time of such release, Collateral Agent is aware that the release of any Collateral would result in an Event of Default under the Credit Agreement or any Swap Counterparty has notified Collateral Agent that such release of such Collateral will result in an event of default or termination event under its applicable Swap Counterparty Master Agreement.

(c) Subject to the provisions of the applicable Security Instruments, (i) Collateral Agent may, in its sole discretion and without the consent of the Creditors, take all actions it deems necessary or appropriate in order to enforce any of the terms of the Security Instruments and (ii) Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient (A) to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Principal Agreements, and (B) to preserve or protect its interests and the interests of the Creditors in the Collateral. Notwithstanding the above, Collateral Agent may choose not to take any action authorized by this Section until it receives written direction from a Creditor.

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(d) The Collateral Agent is authorized to receive any Proceeds for the Ratable benefit of the Creditors and to distribute such Proceeds to the Creditors in accordance with the provisions of this Agreement.

(e) The Collateral Agent shall, after any release of the Collateral permitted by Section 2.03(b), notify each Swap Counterparty of such release giving full particulars with respect thereto.

(f) Subject to the terms of this Agreement, Bank Group may enter into any amendment, modification or supplement to any Loan Document (other than the Security Instruments, unless permitted by Section 2.03(g) below), enter into new, additional or increased credit facilities with Borrower, or grant any waiver, consent, release, indulgence, extension or renewal with respect to any Loan Document (other than the Security Instruments, unless permitted by Section 2.03(g) below) or such new, additional or increased credit facilities (“Credit Agreement Modifications”), and such Credit Agreement Modifications shall be deemed accepted by each Swap Counterparty and the Borrower for the purposes of each Swap Counterparty Master Agreement with respect to those provisions of the Loan Documents (other than the Security Instruments, unless permitted by Section 2.03(g) below) incorporated by reference in such Swap Counterparty Master Agreement. Administrative Agent, shall, after entering into any amendment, modification or supplement to any Loan Document (other than any amendment, modification or supplement to any Loan Document that does not constitute a Security Instrument), notify the Swap Counterparties and provide each Swap Counterparty with a copy of such amendment, modification or supplement; provided, however, that any failure of the Administrative Agent to comply with the requirements of this sentence shall not impact the validity of such amendment, modification or supplement, give rise to any breach of contract claim against the Administrative Agent or any Lender or result, directly or indirectly, in any liability being imposed on the Administrative Agent or any Lender in connection therewith.

(g) Collateral Agent may enter into any amendment, modification or supplement to any of the Security Instruments (i) to properly document a release of Collateral permitted under Section 2.03(b), (ii) to extend the maturity date of the indebtedness owed by the Borrower to Lenders secured by the Security Instruments, (iii) to add additional properties as Collateral thereunder or (iv) in the event of any ambiguity, omission, mistake, typographical error, inconsistency or other defect in any provision of any Security Instrument, to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error, inconsistency or other defect, but Collateral Agent may not enter into any other amendment to any of the Security Instruments without the prior written consent of each Swap Counterparty.

ARTICLE III
COLLATERAL AGENT

Section 3.01. Appointment of the Collateral Agent. Each Creditor hereby designates FBSW to act as the contractual representative for the Creditors (in such capacity, the “Collateral Agent”) to hold and enforce the Liens under the Security Instruments for the benefit of the Creditors and take certain other actions as permitted by the Security Instruments and this Agreement. Each Creditor hereby authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the Security Instruments and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to it hereunder or under any Security Instrument or required of the Collateral Agent by the terms hereof or thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees. The Collateral Agent agrees to act as the Collateral Agent upon the express terms and conditions contained herein.

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Section 3.02. Nature of Duties of the Collateral Agent. The Collateral Agent shall have no duties or responsibilities, except those expressly set forth in this Agreement, the Credit Agreement or the Security Instruments. The Collateral Agent shall have and may exercise such powers hereunder and under the Security Instruments as are specifically delegated to Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Collateral Agent and its Related Parties (each, a “Protected Party”) shall not be liable to the Creditors for any damages caused by any action taken or omitted by any Protected Party hereunder or under the Security Instruments (INCLUDING THOSE DAMAGES CAUSED BY THE SOLE NEGLIGENCE, COMPARATIVE NEGLIGENCE, CONTRIBUTORY NEGLIGENCE OR CONCURRENT NEGLIGENCE OF ANY PROTECTED PARTY), except, with respect to any Protected Party, to the extent caused solely by the gross negligence or willful misconduct of such Protected Party, as determined by a court of competent jurisdiction by a final and non-appealable judgment. The duties of the Collateral Agent shall be mechanical and administrative in nature. The Collateral Agent, in its capacity as such, shall not have by reason of this Agreement or the Security Instruments a fiduciary relationship in respect of any Creditor. Nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Collateral Agent any duties or obligations in respect of this Agreement and the Security Instruments except as expressly set forth herein.

Section 3.03. Lack of Reliance on the Collateral Agent.

(a) Independently and without reliance upon the Collateral Agent or any other Creditor, each Creditor represents to the Collateral Agent and each of the other Creditors that, as of the date of this Agreement, such Creditor has made (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries based on such documents and information as it has deemed appropriate in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries. Each Creditor also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or the Security Instruments. Except as expressly provided in this Agreement, the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Creditor with any credit or other information concerning the affairs, financial condition or business of Borrower or any of its Subsidiaries which may come into the possession of the Collateral Agent or any of its affiliates whether now in its possession or in its possession at any time or times hereafter; and the Collateral Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or its Subsidiaries of this Agreement, any Security Instrument or any other document referred to or provided for herein or to inspect the Properties or books of Borrower or any of its Subsidiaries. Notwithstanding foregoing, Borrower expressly agrees that Collateral Agent and any Creditor shall have the right, but not the obligation, to provide to any other party to this Agreement any information whatsoever concerning Borrower, either provided by Borrower, or otherwise obtained. Borrower releases Collateral Agent and the Creditors from any liability arising from the release or disclosure of information pertaining to Borrower by any of those parties to the other parties hereto.

(b) The Collateral Agent shall not (i) be responsible to any Creditor for any recitals, statements, information, representations or warranties herein, in any Security Instrument, or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority or sufficiency of this Agreement or the Security Instruments or the financial condition of Borrower or any of its Subsidiaries; or (ii) be required to make any inquiry concerning (A) the performance or observance by others of any of the terms, provisions or conditions of this Agreement or the Security Instruments, including the content of notices, opinions, certificates and directions given under this Agreement or the Security Instruments, (B) the financial condition of Borrower or any of its Subsidiaries, or (C) the existence or possible existence of any “default” or “event of default” under the Principal Agreements, provided that Collateral Agent will promptly notify the Swap Counterparties of any Notice of Default given by Administrative Agent to the Borrower; provided further that any failure by Collateral Agent to provide such notice under this clause (b) shall not limit or affect the rights and obligations of the parties hereunder.

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Section 3.04. Certain Rights of the Collateral Agent. If the Collateral Agent shall request instructions from the Creditors with respect to any act or action (including the failure to act) in connection with this Agreement or the Security Instruments, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until the Collateral Agent shall have received written instructions from any Creditor or Creditors pursuant to the terms hereof; and the Collateral Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Creditor shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting under this Agreement or the Security Instruments in accordance with the written instructions given in accordance with this Agreement, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all the Creditors. The Collateral Agent shall be fully justified in failing or refusing to take any action hereunder or under the Security Instruments unless it shall first be indemnified to its satisfaction by the Creditors against any and all liability and expense which may be incurred by the Collateral Agent by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Article III or any indemnity or instructions provided by any or all of the Creditors, the Collateral Agent shall not be required to take any action which, in the reasonable belief of the Collateral Agent, exposes the Collateral Agent to personal liability or which, in the reasonable belief of the Collateral Agent, is contrary to this Agreement, the Security Instruments or applicable law.

Section 3.05. Reliance by the Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate or telecopier message, cablegram, radiogram, facsimile transmission, e-mail, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Collateral Agent may consult with legal counsel, accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 3.06. The Collateral Agent in its Individual Capacity. FBSW shall have the same rights hereunder as any other Creditor and may exercise the same as though it were not performing the duties of the Collateral Agent specified herein; and the term “Creditors” or any similar term shall, unless the context clearly otherwise indicates, include FBSW in its individual capacity as a Lender and not in its capacity as the Collateral Agent. FBSW may accept deposits from, lend money to, take collateral from and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any Subsidiary as if it were not performing the duties as the Collateral Agent specified herein, and may accept fees and other consideration from Borrower or any Subsidiary for services in connection with this Agreement and otherwise without having to account for the same to the Creditors except as specified herein.

Section 3.07. Creditors as Owners. The Collateral Agent may deem and treat each Creditor as the owner of its portion of the Total Obligations as described herein for all purposes hereof unless and until the Collateral Agent is notified of a change in Creditors.

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Section 3.08. Successor Collateral Agent.

(a) The Collateral Agent may resign at any time by giving prior written notice thereof to the Creditors and Borrower, which resignation shall be effective upon the earlier to occur of (i) the appointment of a successor to Collateral Agent in accordance with this Section 3.08(a) and (ii) 30 days after the resigning Collateral Agent gives notice of its resignation (the “Resignation Effective Date”). Following any such notice of resignation, the resigning Collateral Agent shall have the right to appoint a successor Collateral Agent, subject to the consent of the Borrower and the Swap Counterparties to the appointee (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, notwithstanding the foregoing, if a Triggering Event has occurred at the time of the Collateral Agent’s notice of resignation, the Swap Counterparties shall have the right to unanimously appoint a successor Collateral Agent. If, at the time of Collateral Agent’s notice of resignation, a Triggering Event has not occurred and within 30 days after the retiring Collateral Agent’s giving of notice of resignation, no successor Collateral Agent shall have been so appointed by the resigning Collateral Agent which has accepted such appointment, then the Swap Counterparties may unanimously appoint a successor Collateral Agent. Whether or not a successor to Collateral Agent has been appointed, such resignation of the Collateral Agent shall become effective in accordance with such notice on the Resignation Effective Date.

(b) Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Collateral Agent, and on the Resignation Effective Date, the retiring Collateral Agent shall be discharged from its duties under this Agreement. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

Section 3.09. Employment of Collateral Agent and Counsel. The Collateral Agent may execute any of its duties as Collateral Agent hereunder or under the Security Instruments by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Creditors for the default or misconduct of any such employees, agents or attorneys-in-fact reasonably selected by it in good faith unless such default or misconduct is a direct result of the gross negligence or willful misconduct (as determined by a court of competent jurisdiction by a final and non-appealable judgment) of the Collateral Agent in monitoring the activities of such employees, agents or attorneys-in-fact, provided that the Collateral Agent shall always be obligated to account for moneys or securities received by it or its authorized agents. The Collateral Agent shall be entitled to advice of independent legal counsel concerning all matters pertaining to the collateral agency hereby created and its duties hereunder or under the Security Instruments.

Section 3.10. Limitation on Liability of the Creditors and the Collateral Agent. The Creditors and the Collateral Agent shall not be deemed, as a result of the execution and delivery of the Security Instruments or the consummation of the transactions contemplated by this Agreement and the Security Instruments, to have assumed any obligation of Borrower or any of its Subsidiaries with respect to the Collateral or any liability under or with respect to any of the contracts, agreements, leases, instruments or documents which are, or which may hereafter be, assigned to the Collateral Agent for the benefit of the Creditors.

ARTICLE IV
election to pursue remedies; proceeds

Section 4.01. Procedures Regarding Remedies.

(a) Upon the occurrence and during the continuance of any Triggering Event, the Collateral Agent shall, within 30 days after written request from any Creditor specifying the particular actions being requested by such Creditor, and subject to the other provisions of this Agreement, commence to take, or direct the appropriate trustee or agent to take, those requested actions provided for in the Security Instruments relating to the pursuit of remedies which the Collateral Agent deems appropriate in its reasonable judgment to realize the value and benefits of the Collateral, including, but not limited to, the foreclosure of the Liens or other disposition of the Collateral.

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(b) The Borrower and the Creditors agree that upon the occurrence of a Triggering Event, all payments made to any Creditor by Borrower shall be shared by all Creditors in accordance with Section 4.02.

(c) Each Creditor agrees: (i) to deliver to each other Creditor, as applicable, at the same time it makes delivery to the Borrower, a copy of any (A) notice declaring the occurrence of an Event of Default under any Loan Documents or an event of default or termination event under any Swap Documents, as applicable, (B) notice of intent to accelerate or notice of acceleration of the Borrower’s obligations, or (C) notice of the designation of an early termination date with respect to any Swap Obligation and (ii) to deliver to each other Creditor, at the same time it makes delivery to any other Person, a copy of any notice of the commencement of any judicial proceeding and a copy of any other notice with respect to the exercise of remedies with respect to any of the Total Obligations. Any failure by a party hereto to furnish a copy under this clause (c) shall not limit or affect the rights and obligations hereunder.

(d) Each of the Swap Counterparties and the Collateral Agent hereby agrees that it shall endeavor to furnish the Borrower with a copy of any notice provided or received, as applicable, by it pursuant to clause (a) of the definition of Triggering Event. Each of the Borrower and Administrative Agent hereby agrees that it shall endeavor to furnish the Swap Counterparties with a copy of any notice received or provided, as applicable, by it pursuant to clause (b) of the definition of Triggering Event. Any failure by a party hereto to furnish a copy under this clause (d) shall not limit or affect the rights and obligations hereunder.

(e) Borrower hereby agrees that each Swap Counterparty may provide to Administrative Agent from time to time, and each Swap Counterparty hereby agrees to provide or otherwise make available (which may be via access to an online portal containing the daily mark to market information of Borrower) to Administrative Agent within three (3) Business Days following such Swap Counterparty’s receipt of a written request therefor from Administrative Agent, a report of the marked-to-market positions of the various transactions in effect from time to time under the applicable Swap Documents. Borrower hereby irrevocably consents and agrees that each Swap Counterparty may provide or otherwise make available to Administrative Agent, its successors and assigns such reports and mark to market information as contemplated above, including, without limitation, by granting Administrative Agent access to an online portal that reflects the daily mark to market information of Borrower. Any unintentional failure by a Swap Counterparty to timely furnish information required under this clause (e) shall not limit or affect the parties’ rights and obligations hereunder.

(f) In the event that the Liens created under the Security Instruments conflict with the Liens created under other security documents in favor of or for the benefit of the Administrative Agent, the Liens created under the Security Instruments shall have priority.

(g) In the event that the Liens created under the Security Instruments conflict with the Liens created under other security documents in favor of or for the benefit of Bank Group, the Liens created under the Security Instruments shall have priority.

(h) If the Collateral Agent fails to take any reasonably requested action under the Security Instruments following the occurrence and during the continuance of a Triggering Event, after being requested to do so by a Swap Counterparty or Bank Group, or if the Collateral Agent fails to diligently pursue such action, such Swap Counterparty or Bank Group, as applicable, shall be entitled to obtain equitable relief, including one or more injunctions, from any court having jurisdiction, compelling the Collateral Agent, in its capacity as collateral agent, to perform such tasks and take such action as requested by such Swap Counterparty or Bank Group hereunder. Each Swap Counterparty and Bank Group may also, without waiving any remedy herein, obtain from any court having jurisdiction any interim or provisional relief that is necessary to protect their respective rights under the Security Instruments.

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Section 4.02. Proceeds.

(a) The Creditors hereby agree between themselves that (i) prior to the occurrence of a Triggering Event, each Creditor shall be entitled to receive and retain for its own account, and shall never be required to disgorge to Collateral Agent or any other Creditor hereunder or acquire direct or participating interests in the Loan Obligations or the Swap Obligations, as the case may be, owing to such Creditor, scheduled payments or voluntary prepayments, payments for the redemption or purchase of principal, interest, fees and premium, if any, settlement payments and any other payments in respect of the Principal Agreements or Credit Agreement Modifications, all in compliance with the terms thereof, and (ii) upon the occurrence and during the continuance of a Triggering Event, all such amounts received by any Creditor after such Triggering Event (other than amounts received by the Bank Group from a Guarantor or from realization on collateral pledged to the Bank Group that does not constitute Collateral, or any netting or setoff rights exercised by any Swap Counterparty, which are acknowledged to be for the sole benefit of the relevant Swap Counterparty) shall constitute Proceeds, shall be turned over to Collateral Agent, and shall be shared by the Creditors, Ratably, and in accordance with Section 4.02(b) below.

(b) All Proceeds received by the Collateral Agent after the occurrence of a Triggering Event shall be applied in accordance with this Section 4.02. To the extent any Creditor ever receives any portion of such Proceeds in excess of its Ratable share (or to the extent the Collateral Agent receives reimbursement in excess of expenses actually incurred), the party receiving those excess Proceeds agrees to promptly make all necessary transfers so as to give full effect to this Section 4.02. All Proceeds received by the Collateral Agent after the occurrence of a Triggering Event shall be applied in the following order:

(i) First, to reimburse the Collateral Agent for expenses in accordance with Section 5.01;

(ii) Second, to Administrative Agent in respect of amounts owing to the Administrative Agent for that portion of the Loan Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such under the Credit Agreement;

(iii) Third, to Administrative Agent in respect of amounts owing to the Bank Group constituting accrued and unpaid interest of the Loan Obligations;

(iv) Fourth, Ratably to (A) Administrative Agent in respect of amounts owing to the Bank Group constituting unpaid principal of the Loan Obligations and (B) Swap Counterparties in respect of amounts owing to the Swap Counterparties constituting the Swap Obligations, in each case, until the Total Obligations are fully satisfied;

(v) Fifth, to FBSW in satisfaction of any additional indebtedness of the Borrower to it; and

(vi) Sixth, to the extent that any Proceeds remain, to the Borrower, or as otherwise required by applicable law.

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Section 4.03. Notice of Amount of Indebtedness. Upon receipt of any Proceeds to be distributed pursuant to Section 4.02, the Collateral Agent shall give the Creditors notice thereof, and each Creditor (or its representative) shall, within 3 Business Days, notify the Collateral Agent of the amount of the Total Obligations owing to it. Such notification shall state the amount of the Total Obligations owing to it and how much is then due and owing. If requested by the Collateral Agent, each Creditor (or its representative) shall demonstrate that the amounts set forth in its notice are actually owing to such Creditor to the reasonable satisfaction of the Collateral Agent. Notwithstanding the foregoing, the Collateral Agent may conclusively rely on information in such notices without any investigation. In the event that any Creditor fails to timely notify the Collateral Agent of the amount of the Total Obligations owed to it, the Collateral Agent shall distribute such Proceeds on any basis deemed reasonable by it and not in bad faith.

Section 4.04. Additional Swap Counterparties. As a condition to the Swap Agreements entered into by Borrower or any of its Subsidiaries with any other Approved Swap Counterparty being secured obligations under the Security Instruments (other than those entered into between the Borrower and FBSW or any other Lender or Secured Cash Management Provider), each such other Approved Swap Counterparty will be required to become a party to this Agreement by executing a Joinder Supplement on terms reasonably acceptable to the Creditors.

ARTICLE V
miscellaneous

Section 5.01. Expenses. The Creditors shall each bear their Ratable share of any reasonable expenses incurred by the Collateral Agent in taking action on behalf of the Creditors in connection with its investigation, evaluation or enforcement of any rights under the Security Instruments, but only to the extent the Collateral Agent does not receive reimbursement for such expenses from the Borrower within a reasonable time after such expenses are incurred; provided that, to the extent a Creditor reimburses the Collateral Agent for such expenses, such Creditor will be entitled to receive its ratable share of any reimbursement subsequently received by the Collateral Agent from an Loan Party.

Section 5.02. Limitation of Liability; Indemnification of the Collateral Agent. Neither the Collateral Agent nor any of the other Protected Parties shall (i) be liable for any action taken or omitted to be taken by it or them hereunder or under the Security Instruments in good faith and reasonably believed by it or them to be within the discretion or power conferred upon it or them by this Agreement and the Security Instruments or (ii) be responsible for the consequences of any error of judgment, except, with respect to any Protected Party, to the extent arising solely from such Protected Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and non-appealable judgment. The Collateral Agent shall not be responsible in any manner to any other party for the effectiveness, enforceability, genuineness, validity or the due execution of the Security Instruments or for any representation, warranty, document, certificate, report or statement made in or in connection with the Security Instruments or be under any obligation to any other party to ascertain or inquire as to the performance or observation of any of the terms, covenants or conditions of any of the Loan Documents or the Swap Documents on the part of Borrower or any of its Subsidiaries. Each of the Creditors agrees to Ratably reimburse and indemnify the Collateral Agent and its Related Parties (each an “Indemnified Party”) on a current basis and hold the Indemnified Parties harmless on a current basis from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever which may be imposed on, asserted against or incurred by any Indemnified Party in any way relating to or arising out of this Agreement or the Security Instruments or any action taken or omitted by an Indemnified Party under this Agreement or the Security Instruments, INCLUDING ANY SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES AND REASONABLE DISBURSEMENTS ARISING OUT OF THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF ANY INDEMNIFIED PARTY, except, with respect to any Indemnified Party, to the extent the same results solely from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction by a final and non-appealable judgment. The provisions of this Section shall survive the termination of this Agreement, whether in whole or in part.

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Section 5.03. Term. This Agreement shall terminate upon (a) the full and indefeasible payment, and cancellation or termination, as applicable, of the Loan Obligations and the Swap Obligations or (b) the execution and delivery of a written termination notice signed by each of the parties; provided that if at any time any payment of the Total Obligations is rescinded or must be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or any Subsidiary or otherwise, the obligations of the Borrower and the rights of the Creditors under this Agreement, with respect to that payment, shall be reinstated as though the payment had been due but not made at that time.

Section 5.04. Survival of Rights. All of the respective rights and interests of the Creditors under this Agreement (and the respective obligations and agreements of the Creditors under this Agreement), shall remain in full force and effect regardless of:

(a) any lack of validity or enforceability of any of the Loan Documents, the Swap Documents or any other agreement or instrument related thereto; or

(b) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or any Subsidiary with respect to the Loan Obligations or the Swap Obligations (other than the defense that such obligations have been fully satisfied).

Section 5.05. Representations and Warranties. Each of the Borrower and the Swap Counterparties represents to each other and to the Collateral Agent that as of the date of this Agreement it is, and covenants that as of the date of its entry into any Swap Agreements it will be, an ECP. FBSW, as the Administrative Agent and as the Collateral Agent, and the Swap Counterparties each represent and warrant to one another that:

(a) neither the execution and delivery of this Agreement nor its performance of or compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any other agreement to which it is now subject;

(b) it has all requisite authority to execute, deliver and perform its obligations under this Agreement; and

(c) this Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, subject only to applicable bankruptcy, insolvency or similar laws and general principles of equity.

Section 5.06. Further Assurances. Each of the Administrative Agent and the Swap Counterparties covenants that, as long as this Agreement remains in effect, such Person will execute and deliver any and all other instruments reasonably requested by the other to give effect to the terms and conditions of this Agreement. Without limiting the foregoing, Administrative Agent will endeavor to furnish the Swap Counterparties with copies of all statements, engineering reserve reports or other information that Administrative Agent furnishes to the Borrower that summarizes projected volumes of production from Oil and Gas Properties of the Borrower and its Subsidiaries utilized by Administrative Agent in setting or redetermining the Borrowing Base, the projected value of such properties as determined by Administrative Agent utilizing its standard methods for determination at such time and any projected net revenues or cash flows from such properties, and Borrower hereby consents to Administrative Agent’s disclosure of any and all such information; provided, however, that Administrative Agent shall not be liable for any damages, expenses or losses that may be directly or indirectly attributable to any failure by Administrative Agent to furnish any such information.

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Section 5.07. Assignment; Agreement Binding on Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of each Creditor and its respective successors and assigns. The terms and provisions of this Agreement shall not inure to the benefit of, nor be relied upon by, Borrower or its successors or assigns. No Swap Counterparty shall assign, transfer or sell any part of its portion of the Total Obligations without the prior consent of the Administrative Agent in its sole discretion, except as otherwise permitted under the applicable Swap Document. For the avoidance of doubt, any assignee, transferee or purchaser, as applicable, of any Swap Counterparty, shall not be deemed as a “Swap Counterparty” hereunder nor as a “Secured Swap Provider” under the Credit Agreement until such assignee, transferee or purchaser, as applicable, satisfies the criteria of being an Approved Swap Counterparty and has executed a Joinder Supplement on terms reasonably acceptable to the Creditors.

Section 5.08. Notice. Unless otherwise provided, any consent, request, notice, or other communication under or in connection with this Agreement must be in writing to be effective and shall be deemed to have been given (a) if by mail, on the third Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed, certified return receipt requested, and deposited in the appropriate official postal service, or (b) if by courier, electronic transmissions, or facsimile transmission, when actually delivered. Until changed by a subsequent notice delivered in accordance with this Section, notices for each party are to be directed to:

For delivery to Nextera:

Nextera Energy Marketing, LLC

700 Universe Blvd.

June Beach, FL 33408

Attention: Contracts/Legal Department

Facsimile: (561) 625-7504

For delivery to Borrower:

U.S. Energy Corp.

675 Bering, Suite 390

Houston, Texas 77057

Attention: Ryan Smith

Email: ryan@usnrg.com

For delivery to FBSW, Administrative Agent or Collateral Agent:

FirstBank Southwest
2401 S. Georgia, P.O. Box 32552

Amarillo, Texas 79120-2552
Attention: Dustin Hansen

Facsimile: (806) 354-5266

Email: dustinhansen@fbsw.com

Section 5.09. Amendment. This Agreement may only be waived, amended, modified, or terminated by a written agreement signed by all the parties hereto. Delivery of an executed counterpart of such written instrument by telecopy, e-mail, facsimile or other electronic means shall be effective delivery of a manually executed counterpart of such written instrument.

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Section 5.10. Governing Law; Venue.

(a) This Agreement, the entire relationship of the parties to the extent related hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) to the extent related hereto shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Texas, without giving effect to its choice of laws principles.

(b) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any United States federal or Texas state court sitting in Potter County, Texas in any action, suit or proceeding arising out of or relating to this Agreement. The parties hereto hereby irrevocably agree that all claims in respect of such action, suit or proceeding may be heard and determined in any such court and irrevocably waive any objection any of them may now or hereafter have as to venue of any such action, suit or proceeding brought in such a court, or that such court is an inconvenient forum. Nothing herein shall limit the right of Collateral Agent or Administrative Agent to bring proceedings against Borrower or a Swap Counterparty in the courts of any other jurisdiction. Any judicial proceeding by the Borrower or a Swap Counterparty against the Collateral Agent, the Administrative Agent, any Lender, FBSW or any Affiliate of any of the foregoing involving any matter arising out of this Agreement shall be brought only in a federal or state court in Potter County, Texas.

Section 5.11. Invalid Provisions. If any part of this Agreement is for any reason found to be unenforceable, all other portions nevertheless remain enforceable. However, if the provision held to be unenforceable is a material part of the Agreement, such unenforceable provision may, to the extent permitted by law, be replaced by a clause or provision judicially construed and interpreted to be as similar in substance and content to the original terms of such provision as the context would reasonably allow, so that such clause or provision would thereafter be enforceable.

Section 5.12. Multiple Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and will be effective upon the execution of one or more counterparts hereof by each of the parties hereto. In this regard, each of the parties hereto acknowledges that a counterpart of this Agreement containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Agreement by each party hereto. All counterparts will, taken together, constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail, facsimile or other electronic means shall be effective as a delivery of a manually executed counterpart of this Agreement.

Section 5.13. Jury Waiver. EACH OF FBSW, ADMINISTRATIVE AGENT (FOR ITSELF AND ON BEHALF OF THE BANK GROUP), THE COLLATERAL AGENT, THE SWAP COUNTERPARTIES, AND THE BORROWER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) AMONG FBSW, ADMINISTRATIVE AGENT, THE BANK GROUP, THE COLLATERAL AGENT, THE SWAP COUNTERPARTIES AND THE BORROWER (OR ANY OF THEM) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, AND EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES IN ANY DISPUTE ARISING IN CONNECTION HEREWITH.

Section 5.14. Controlling Agreement. To the extent the terms of this Agreement directly conflict with a provision in either the Loan Documents or the Swap Documents, the terms of this Agreement shall control.

Section 5.15. Integration. This Agreement and all documents and instruments referenced herein represent the final agreement AMONG THE PARTIES HERETO with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by the parties. There are no unwritten oral agreements among the parties.

[SIGNATURES appear ON FOLLOWING PAGEs]

17

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.

SWAP COUNTERPARTIES:

NEXTERA ENERGY MARKETING, LLC

By:	/s/ Craig Shapiro
Name:	Craig Shapiro
Title:	Vice President

[Signatures continue on following pages]

[Signature Page to Intercreditor Agreement]

BORROWER:

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

[Signatures continue on following pages]

[Signature Page to Intercreditor Agreement]

FBSW, in its capacity as Administrative Agent for the Lenders:

FIRSTBANK SOUTHWEST

By:	/s/ Dustin Hansen
Dustin Hansen
Senior Vice President

FBSW, in acceptance of its appointment as Collateral Agent:

FIRSTBANK SOUTHWEST

By:	/s/ Dustin Hansen
Dustin Hansen
Senior Vice President

[Signature Page to Intercreditor Agreement]

EXHIBIT A

JOINDER SUPPLEMENT

This Joinder Supplement (this “Supplement”) dated as of __________ is executed by __________ (the “New Swap Counterparty”), U.S. ENERGY CORP. (the “Borrower”), and FIRSTBANK SOUTHWEST, as Administrative Agent (in such capacity, “Administrative Agent”) and as Collateral Agent (in such capacity, “Collateral Agent”).

All capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent, the Collateral Agent, and Nextera Energy Marketing, LLC, have heretofore entered into that certain Intercreditor Agreement dated as of January 5, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), providing for, among other matters, the relative rights and obligations and apportionment of certain collections among the Creditors and the exercise of certain remedies under the Security Instruments;

WHEREAS, the Agreement provides that one or more additional Persons may become Swap Counterparties thereunder if each such Person is approved by the Administrative Agent and becomes a Swap Counterparty for the purposes of the Agreement and the Security Instruments by executing and delivering a Joinder Supplement; and

WHEREAS, the New Swap Counterparty desires to become a “Swap Counterparty” under the Agreement;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A. Recognition. The Administrative Agent hereby recognizes the New Swap Counterparty as a “Swap Counterparty” under the Agreement and the Security Instruments.

B. Agreement to be Bound. The New Swap Counterparty hereby agrees to be bound by all of the terms and provisions of the Agreement as, and assumes all of the obligations of, a Swap Counterparty thereunder. The New Swap Counterparty acknowledges and agrees that the terms of the Agreement shall control over the terms of any ISDA master agreement, including each confirmation now or hereafter entered into thereunder, between the Borrower and the New Swap Counterparty to the extent any conflict exists between the Agreement and any such agreement or confirmation.

C. Ratification of Agreement; Joinder Supplement Part of Agreement. This Supplement shall form a part of the Agreement for all purposes. As expressly supplemented hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

D. No Representation by the Collateral Agent. The Collateral Agent makes no representation as to the validity or sufficiency of the Security Instruments, and the New Swap Counterparty acknowledges, consents to and accepts the disclaimers by, and limitations on the liability of, the Collateral Agent that are provided in the Agreement.

Joinder Supplement	Page 1

E. Representations and Warranties of the New Swap Counterparty. The New Swap Counterparty represents and warrants to the other Creditors that:

1.	it is an “Approved Counterparty”, as such term is defined in the Credit Agreement;

2.	neither the execution and delivery of this Supplement or the Agreement nor its performance of or compliance with the terms and provisions hereof or thereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any other agreement to which it is now subject;

3.	it has all requisite authority to execute, deliver and perform its obligations under this Supplement and the Agreement; and

4.	each of this Supplement and the Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, subject only to applicable bankruptcy, insolvency or similar laws and general principles of equity.

F. Counterparts. The parties may sign any number of counterparts of this Joinder Supplement, and different parties may sign on different signature pages. Each signed counterpart shall be an original, but all of them together shall represent the same Joinder Supplement. Delivery of an executed signature page of this Joinder Supplement by facsimile transmission or other electronic means shall be effective as delivery of a manually executed counterpart hereof.

[SIGNATURES appear ON FOLLOWING PAGEs]

Joinder Supplement	Page 2

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Supplement to be duly executed as of the date first above written.

NEW SWAP COUNTERPARTY:	[ ]

By:
Name:
Title:

Address for notices under the Agreement:

Joinder Supplement	Page 3

ADMINISTRATIVE AGENT:	FIRSTBANK SOUTHWEST,
as the Administrative Agent

By:
Name:
Title:

COLLATERAL AGENT:	FIRSTBANK SOUTHWEST,
as the Collateral Agent

By:
Name:
Title:

Joinder Supplement	Page 4

ACKNOWLEDGED AND AGREED
as of the date first above written:

BORROWER:	U.S. ENERGY CORP.

By:
Name:
Title:

Joinder Supplement	Page 5